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                                                                      Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 47153) of HMI Industries, Inc. of our report dated February 13, 2004, except for Note 4, as to which the date is February 20, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004, except for Note 4, as to which the date is February 20, 2004, relating to the Financial Statement Schedule, which appears in this Form 10-K.

Cleveland, Ohio
February 20, 2004